EXHIBIT 4


             FOURTH AMENDMENT AND WAIVER AGREEMENT

          FOURTH AMENDMENT AND WAIVER AGREEMENT,
dated as of January 12, 1996 (this "Amendment and Waiver") among ZAYRE
NEW ENGLAND CORP., a Delaware corporation ("Zayre New England"),
AMES STORES, a Delaware general partnership ("Ames Stores"; each of Ames Stores and Zayre New England being referred to herein as the "Borrowers"), AMES DEPARTMENT STORES, INC., a Delaware corporation ("Ames"), AMD, INC., a Delaware corporation, AMES REALTY II, INC., a Delaware corporation, AMES TRANSPORTATION SYSTEMS, INC., a
Delaware corporation, ZAYRE CENTRAL CORP., a Delaware corporation, the Lenders (as defined in the Credit Agreement which is defined below), BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, as administrative agent for the Lenders (in such capacity the "Administrative Agent"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as co-agent for each of the Lenders (in such capacity, a "Co-Agent") and CONGRESS FINANCIAL CORPORATION, a California corporation, as co-agent for each of the Lenders (in such capacity, a "Co-Agent").

          WHEREAS, the Borrowers, Ames, the Lenders, the
Administrative Agent, the Co-Agents and the other Credit Parties named above are party to the U.S. $300,000,000 Credit Agreement, dated as of April 28, 1994 (as heretofore or hereafter amended, supplemented or modified from time to time in accordance with its terms, the "Credit Agreement"); and

          WHEREAS, subject to the terms and conditions hereof, the parties hereto desire to waive and amend certain provisions of the Credit Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

          1. Defined Terms. Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

          2. Amendments to Credit Agreement. Subject to the conditions as to effectiveness set forth in Paragraph 5 of this Amendment and Waiver, the Credit Agreement is hereby amended as follows:

          (a)  Section 1.1 is amended as follows:

               (i) The definition of "EBITDA" is amended and restated in its entirety as follows:

                         "EBITDA" shall mean, for Ames and its
               Subsidiaries, on a consolidated basis for any period, the sum of:

                         (i)  the net income (or net loss) of Ames
               and its Subsidiaries on a consolidated basis (determined in accordance with GAAP) for such period, without giving effect to any GAAP extraordinary gains or losses (other than restructuring charges); plus (or minus)

                         (ii)  to the extent that any of the items
               referred to in any of clauses (A) through (E) below were deducted (or added) in calculating such net income:

                              (A)  Interest Expense of Ames
                    and its Subsidiaries, on a consolidated basis for such period;

                              (B)  income tax expense of Ames
                    and its Subsidiaries, on a consolidated basis with respect to operations for such period;

                              (C)  the amount of all
                    depreciation, amortization, LIFO inventory expense, stock appreciation right accruals, restructuring charges and other noncash charges in accordance with GAAP, in each case of Ames and its Subsidiaries on a consolidated basis for such period;

                              (D) the amount of non-recurring
                    charges in connection with the Lease Acquisition (which amount shall not exceed $400,000 per retail store lease acquired pursuant thereto) and the closing of up to nineteen stores (including, without limitation, related home office or field expenses), which charges require or receive separate disclosure in the financial statements (including the footnotes thereto) of Ames and its Subsidiaries on a consolidated basis for such period; and

                              (E) gains or losses (other than
                    those described in clause (ii)(D) above) of Ames and its Subsidiaries on a consolidated basis for such period on the sales of Facilities, to the extent permitted under this Agreement, which are completed on or after January 28, 1996; plus (or minus)

                          (iii)  the amount of cash received or
               expended in such period in respect of any amount which, under clause (ii)(C) above, was taken into account in determining EBITDA for such or any prior period."

               (ii) The definition of "EBITDA Test" is amended and restated in its entirety as follows:

                         "EBITDA Test" shall mean that, for any
               single period of four consecutive fiscal quarters ending on or after the EBITDA Test Trigger Date, EBITDA shall, subject to Section 9.16(c) hereof, equal or exceed $35,000,000."

               (iii) The definition of "Lease Acquisition" is added as follows:

                         "Lease Acquisition" shall mean the
               acquisition on or before June 30, 1996 of up to nine leases of retail stores and related assets directly from Jamesway Corporation or, with respect to leases of retail stores and related assets that have been rejected in the bankruptcy proceedings to which Jamesway
               Corporation is subject as debtor, from the landlords party to such leases and all costs associated with the reopening of such stores (including, without limitation, remodeling expenditures and the cost of initial stocking of inventory), all upon terms and conditions and pursuant to agreements acceptable to the Administrative Agent."

          (b) Section 2.4(a) is amended by replacing the reference to "five (5) Eurodollar Advances" in the twentieth line thereof with a reference to "seven (7) Eurodollar Advances".

          (c) Section 2.6(e) is amended and restated in its entirety as follows:

                    "(e)  Step-Down/Step-Up Pricing Adjustments.
          In the event that the financial statements as of the end of any of the first three fiscal quarters of any Fiscal Year delivered pursuant to Section 9.1(a) hereof (which for purposes of this Section 2.6(e) shall mean Quarterly Reports on Form 10-Q) or the financial statements for any Fiscal Year delivered pursuant to Section 9.1(b) hereof demonstrate compliance for the period of four consecutive fiscal quarters of Ames ending on the date of such financial statements with "Level 2", "Level 3", "Level
          4" or "Level 5" of each of the financial tests set forth in
          Schedule 2.6(e) hereto, then the Applicable Margin with respect to Tranche A Advances and the fees payable to the Administrative Agent pursuant to Section 4.7 hereof shall be adjusted to the applicable amounts set forth in said
          Schedule 2.6(e) (in each case subject to Section 2.6(c) hereof). Each such adjustment shall take effect (if at all) as of the latest date the quarterly or annual (as applicable) financial statements described in the immediately preceding sentence were required to be delivered under Section 9.1 hereof and shall remain in effect until the latest date the quarterly or annual (as applicable) financial statements are required to be delivered pursuant to
          Section 9.1 hereof that demonstrate either compliance with a higher "Level" of each of the financial tests set forth in said
          Schedule 2.6(e) or the failure to maintain compliance with the "Level" of each such test achieved as of the end of the immediately prior fiscal quarter, whereupon (subject to Section 2.6(c) hereof) such amounts shall be decreased or increased, as the case may be, to the applicable amounts set forth in said
          Schedule 2.6(e)."

          (d) Schedule 2.6(e) is amended and restated in its entirety to read as Schedule 2.6(e) attached hereto.

          (e) Schedule 4.1(b) is amended and restated in its entirety to read as Schedule 4.1(b) attached hereto.


          (f) Section 4.6(b) is amended and restated in its entirety as follows:

                    "(b)  The Borrowers shall pay to the
          Administrative Agent for the account of the Lenders (to be distributed to the Lenders in accordance with Schedule 4.6 hereof) a facility fee of $3,000,000 in respect of the Tranche B Commitment Amount (the "Tranche B Facility Fee"), payable as follows: (i) on the Closing Date, the sum of $1,000,000; and
          (ii) on the first anniversary of the Closing Date and at the end of each period of three months thereafter, a payment of $250,000; provided, however, that the Borrowers' obligation to continue to make payments under this clause (ii) shall cease from and after the date, if any, that the Tranche B Commitment Amount has been reduced to zero in accordance with Section

          2.5(c) hereof; provided, further, however, that from and after the date, if any, that the Tranche B Commitment Amount has been reduced in part in accordance with Section 2.5(c) hereof, each remaining payment of $250,000 to be made under this clause (ii) shall be reduced by an amount equal to the product of (x) the percentage by which the Tranche B Commitment
          Amount has been reduced and (y) $250,000."

          (g)  Section 5.9 is deleted in its entirety.

          (h) Section 9.1(a) is amended by replacing the word "test" in the last line thereof with the word "tests" and by adding the words "and
Schedule 2.6(e) hereto" immediately after the word "hereto" in the last line thereof.

          (i)  Section 9.14 is amended by replacing the amount
"$40,000" in the last line thereof with the amount "$20,000".

          (j) Section 9.16(a) is amended and restated in its entirety as follows:

                    "(a) EBITDA.  The Credit Parties shall cause
          EBITDA to be, for each period of four consecutive fiscal quarters of Ames ending on or about the dates set forth below (subject to Section 9.16(c) hereof), not less than the amount set forth below opposite such date:

               Fiscal Quarters Ending On or About:       Amount
               ----------------------------------    --------------

               July 31, 1994                           $26,900,000
               October 31, 1994                         35,500,000
               January 31, 1995                         35,400,000

               April 30, 1995                           37,100,000
               July 31, 1995                            39,900,000
               October 31, 1995                         43,000,000
               January 31, 1996                         40,000,000

               April 30, 1996                           42,000,000
               July 31, 1996                            44,000,000
               October 31, 1996                         44,000,000
               January 31, 1997
                 and thereafter                         44,000,000"

          (k) Section 9.16(b) is amended and restated in its entirety as follows:

                    "(b)  EBITDA to Cash Interest Expense.  The
          Credit Parties shall cause the ratio of EBITDA to Cash Interest Expense to be, as of the end of and for each period of four consecutive fiscal quarters of Ames ending on or about the dates set forth below (subject to Section 9.16(c) hereof), not less than the ratio set forth below opposite such date:


               Fiscal Quarter Ending On or About:      Ratio
               ---------------------------------      -------

               July 31, 1994                           1.10:1
               October 31, 1994                        1.47:1
               January 31, 1995                        1.49:1

               April 30, 1995                          1.63:1
               July 31, 1995                           1.76:1
               October 31, 1995                        1.92:1
               January 31, 1996                        1.95:1

               April 30, 1996                          2.05:1
               July 31, 1996                           2.15:1
               October 31, 1996                        2.15:1
               January 31, 1997
               and thereafter                          2.10:1"


          (l)  Section 9.16(c) is amended by replacing the amount
"$40,000,000" in the fourteenth line thereof with the amount "$35,000,000."

          (m)  Section 10.2(d) is amended by replacing the amount
"$61,400,000" in the last line thereof with the amount "$66,400,000".

          3. Waiver. Subject to the conditions as to effectiveness set forth in Paragraph 5 of this Amendment and Waiver, compliance with the following provisions of the Credit Agreement are hereby waived to the limited extent set forth below:

          (a)  Notwithstanding anything to the contrary in Section
4.1(d) of the Credit Agreement, the Majority Lenders hereby waive, to the following limited extent only, the requirement that during the Cleanup Period designated by the Borrowers pursuant to Section 4.1(d) the Borrowers shall cause the aggregate outstanding principal balance of the Revolving Loan not to exceed the lesser of $20,000,000 or the Acquisition Costs after June 30, 1995 in connection with a Qualified Acquisition: for the Cleanup Period designated by the Borrowers during the three month period commencing on November 15, 1995 and ending on February 15, 1996, the Borrowers shall cause the aggregate outstanding principal balance of the Revolving Loan not to exceed $15,000,000.

          (b)  Notwithstanding anything to the contrary in clause (i) of
Section 2.4(b) of the Credit Agreement, the Majority Lenders hereby waive, to the following limited extent only, the restriction against the making of a borrowing request under the Credit Agreement during any Cleanup Period: for the Cleanup Period designated by the Borrowers during the three month period commencing on November 15, 1995 and ending on February 15, 1996, the Borrowers may make borrowing requests subject to the condition that during such period the aggregate outstanding principal balance of the Revolving Loan may not exceed $15,000,000.

          4. Representations and Warranties. Each of the Credit Parties hereby represents and warrants as follows (which representations and warranties shall survive the execution and delivery of this Amendment and Waiver) as of the date hereof that:

          (a) All representations and warranties contained in the Credit Agreement and each of the other Loan Documents are true and correct in all material respects as of the date hereof with the same force and effect as if made on such date (except to the extent that any such representation or warranty speaks as of a particular date, in which case it shall be deemed repeated as of such date).

          (b) Each of the Borrowers and the other Credit Parties has the power and authority to execute, deliver and carry out the terms and provisions of this Amendment and Waiver and the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Amendment and Waiver.

          (c) This Amendment and Waiver has been duly executed and delivered and constitutes the valid and legally binding obligation of the Borrowers and the other Credit Parties, and is enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles.

          (d) No consent or approval of any person, firm, corporation or entity, and no consent, license, approval or authorization or other action of, or filing with, any governmental authority or public body is or will be required in connection with the execution, delivery, performance, validity or enforcement of this Amendment and Waiver or the consummation of the transactions contemplated hereby other than any such filing which has been made or any such consent, approval, license or authorization or other action which has been obtained and remains in full force and effect or where the failure to make such filing or to obtain such consent, approval, license or authorization or other action would not result in a Material Adverse Effect.

          (e) The execution, delivery and performance of this Amendment and Waiver will not violate any provision of the certificate or articles of incorporation or bylaws or partnership agreement, as the case may be, of any Borrower or other Credit Party or any law, statute or regulation, or any order or decree of any court or governmental instrumentality applicable to any of the Borrowers or other Credit Parties, or conflict with, or result in the breach of, or constitute a default under any Borrower's or other Credit Party's contractual obligations.

          (f) After giving effect to this Amendment and Waiver, each of the Borrowers and the other Credit Parties is in compliance with all of the various covenants and agreements applicable to them set forth in the Credit Agreement and each of the other Loan Documents.

          (g) No event has occurred and is continuing which constitutes or would constitute, with the giving of notice or the lapse of time or both, an Event of Default under the Credit Agreement or any of the other Loan Documents.

          (h) No Borrower or other Credit Party has any defense to or setoff, counterclaim or claim against payment of the Lender Debt or enforcement of the Loan Documents based upon a fact or circumstance existing or occurring on or prior to the date hereof.

          5. Conditions Precedent. Notwithstanding any term or provision of this Amendment and Waiver to the contrary, no amendment, waiver or other agreement contained herein shall become effective until the Administrative Agent shall have determined that each of the following conditions precedent specified as applicable to such amendment, waiver or other agreement shall have been satisfied:

          (a) With respect to any amendment, waiver or other agreement contained herein:

               (i) All required corporate and partnership action and proceedings in connection with the execution and delivery of this Amendment and Waiver shall have been taken, and each shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents, including, without limitation, records of requisite corporate and partnership action and proceedings that the Administrative Agent may reasonably request, to be certified by the appropriate corporate person or partner or government authorities.

               (ii) All reasonable fees, costs and expenses in connection with this Amendment and Waiver, including, without limitation, reasonable fees, costs and expenses of counsel to the Agents which have been invoiced and the fees described in Paragraph 6 hereof, shall have been paid in full to the Persons entitled thereto in immediately available funds.

               (iii) All representations and warranties made by the each of the Credit Parties contained in Paragraph 4 hereof shall be true and correct with the same effect as though such representations and warranties had been made on and as of the date of effectiveness of the applicable provision or provisions hereof (unless any such representation or warranty speaks as of a particular date, in which case it shall be deemed repeated as of such date).

          (b)  With respect to Paragraphs 2(a), (b), (c), (d), (e), (g), (h),
(j), (k), (l) and (m) of this Amendment and Waiver and Paragraphs 3(a) and
(b) of this Amendment and Waiver, counterparts of this Amendment and Waiver shall have been duly executed and delivered on behalf of each of the Borrowers, the other Credit Parties party hereto and the Majority Lenders.

          (c) With respect to Paragraphs 2(f) and (i) of this Amendment and Waiver, counterparts of this Amendment and Waiver shall have been duly executed and delivered on behalf of the Borrowers, the other Credit Parties party hereto, the Administrative Agent, the Co-Agents and each of the Lenders.

          (d) With respect to Paragraph 2(i) of this Amendment and Waiver, the appraisal of the Borrowers' Inventory being performed during January 1996 shall have been completed and the costs associated therewith shall have been paid in full in cash by the Borrowers.

          6.   Fees.  The Borrowers shall pay to the Administrative
Agent for the account of the Lenders, to be distributed to the Lenders in accordance with Exhibit A attached hereto, a fee of $500,000 with respect to this Amendment and Waiver.

          7.   Continued Effectiveness.  The term "Agreement",
"hereof", "herein" and similar terms as used in the Credit Agreement, and references in the other Loan Documents to the Credit Agreement, shall mean and refer to, from and after the effective date of any provision hereof in accordance with Paragraph 5 hereof, the Credit Agreement as amended by this Amendment and Waiver, but only to the extent of the effectiveness of the provisions of this Amendment and Waiver in accordance with Paragraph 5 hereof. Each of the parties hereto agrees that, as amended by this Amendment and Waiver, all of the covenants and agreements and other provisions contained in the Credit Agreement and the other Loan Documents are hereby ratified and confirmed in all respects and shall remain in full force and effect from and after the date hereof.

          8. Counterparts. This Amendment and Waiver may be executed in two or more counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Amendment and Waiver by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver.

          9. Governing Law. This Amendment and Waiver shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to the conflicts of laws principles thereof).

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                         ZAYRE NEW ENGLAND CORP.


                         By:      /s/ William C. Najdecki
                                  --------------------------
                            Name:   William C. Najdecki
                            Title:  President


                         By:     /s/ John F. Burtelow
                                 ---------------------------
                            Name:   John F. Burtelow
                            Title:  Vice President



                         AMES STORES

                         By:  Zayre New England Corp.,
                                   its general partner


                         By:     /s/ William C. Najdecki
                                 ------------------------
                            Name:   William C. Najdecki
                            Title:  President


                         By:     /s/ John F. Burtelow
                                 ------------------------
                            Name:   John F. Burtelow
                            Title:  Vice President

                         By:  Zayre Central Corp.,
                                  its general partner


                         By:     /s/ William C. Najdecki
                                 ------------------------
                            Name:   William C. Najdecki
                            Title:  President


                         By:     /s/ John F. Burtelow
                                 -------------------------
                            Name:   John F. Burtelow
                            Title:  Vice President



                         AMES DEPARTMENT STORES, INC.


                         By:     /s/ William C. Najdecki
                                 ------------------------
                            Name:   William C. Najdecki
                            Title:  Sr. Vice President


                         By:     /s/ John F. Burtelow
                                 ------------------------
                            Name:   John F. Burtelow
                            Title:  Executive Vice President

                         ZAYRE CENTRAL CORP.


                         By:     /s/ William C. Najdecki
                                 -----------------------
                            Name:   William C. Najdecki
                            Title:  President



                         By:      /s/ John F. Burtelow
                                  ------------------------
                            Name:    John F. Burtelow
                            Title:   Vice President



                         AMD, INC.


                         By:     /s/ William C. Najdecki
                                 ------------------------
                            Name:   Wiiliam C. Najdecki
                            Title:  President


                         By:     /s/ John F. Burtelow
                                 ------------------------
                            Name:   John F. Burtelow
                            Title:  Vice President


                         AMES REALTY II, INC.


                         By:     /s/ William C. Najdecki
                                 ------------------------
                            Name:   William C. Najdecki
                            Title:  President

                         By:     /s/ John F. Burtelow
                                 ------------------------
                            Name:   John F. Burtelow
                            Title:  Vice President



                         AMES TRANSPORTATION
                          SYSTEMS, INC.


                         By:     /s/ William C. Najdecki
                                 ------------------------
                            Name:   William C. Najdecki
                            Title:  President


                         By:  /s/ John F. Burtelow
                              ------------------------
                            Name:   John F. Burtelow
                            Title:  Vice President



                         BANKAMERICA BUSINESS
                         CREDIT, INC.,
                            Individually and as
                            Administrative Agent


                         By:     /s/ Louis Alexander
                                 ------------------------
                            Name:   Louis Alexander
                            Title:  Senior Account Executive

                         GENERAL ELECTRIC
                         CAPITAL CORPORATION,
                            Individually and as Co-Agent


                         By:     /s/ Timothy Morris
                                 ------------------------
                            Name:   Timothy Morris
                            Title:  Duly Authorized Signatory



                         CONGRESS FINANCIAL
                         CORPORATION,
                            Individually and as Co-Agent


                         By:     /s/ Anna M. Karcinsky
                                 ------------------------
                            Name:    Anna M. Karcinsky
                            Title:   Assistant Vice President



                         SANWA BUSINESS
                           CREDIT CORPORATION


                         By:     /s/ Peter L. Skavla
                                 ------------------------
                            Name:   Peter L. Skavla
                            Title:  Vice President




                         CHEMICAL BANK


                         By:     /s/ George L. McKinley
                                 ------------------------
                            Name:    George L. McKinley
                            Title:   Vice President

                         TRANSAMERICA BUSINESS
                           CREDIT CORPORATION


                         By:      /s/ Michael S. Burns
                                  ------------------------
                            Name:   Michael S. Burns
                            Title:  Vice President




                         LASALLE BUSINESS CREDIT, INC.


                         By:      /s/ Calvin Neider
                                  ------------------------
                            Name:   Calvin Neider
                            Title:  Senior Vice President



                         FLEET NATIONAL BANK
                           OF CONNECTICUT


                         By:     /s/  W. H. Creaser
                                 ------------------------
                            Name:   W. H. Creaser
                            Title:  Vice President

					             SCHEDULE 4.1(b)



          Inventory Leverage Ratio. The ratio of (i) the aggregate amount of accounts payable of Ames and its Subsidiaries on a consolidated basis to (ii) the aggregate amount of Inventory of the Borrowers on a combined basis shall not,

          (a) as of the last day of each fiscal quarter of each Fiscal Year set forth below, be less than the ratio set forth below opposite such day:

          Fiscal Quarter Ending
          On or About                   Ratio
          ---------------------         ------

          July 31, 1994                 0.128:1
          October 31, 1994              0.216:1
          January 31, 1995              0.179:1

          April 30, 1995                0.119:1
          July 31, 1995                 0.140:1
          October 31, 1995              0.238:1

          (b) as of the last day of each fiscal month of each Fiscal Year set forth below, be less than the ratio set forth below opposite such day:

          Fiscal Month Ending
          On or About                   Ratio
          ----------------------        ------

          January 31, 1996              0.193:1
          February 29, 1996             0.193:1
          March 31, 1996                0.193:1

          April 30, 1996                0.141:1
          May 31, 1996                  0.141:1
          June 30, 1996                 0.141:1
          July 31, 1996                 0.169:1
          August 31, 1996               0.169:1
          September 30, 1996            0.169:1
          October 31, 1996              0.258:1
          November 30, 1996             0.258:1
          December 31, 1996             0.258:1
          January 31, 1997              0.229:1
          February 28, 1997             0.229:1
          March 31, 1997                0.229:1

                                                                                          Schedule 2.6(e)






       The ratio as of the date of    The ratio as of the
       the applicable financial       date of the applicable
       statements of (i) the sum of   financial statements
       EBITDA plus the aggregate      of (i) EBITDA to (ii)
       amount of Rentals of Ames      the sum of Cash
       and its Subsidiaries on a      Interest Expense of
       consolidated basis to (ii)     Ames plus Capital
       the sum of Cash Interest       Expenditures of Ames
       Expense of Ames plus           and its Subsidiaries
       Rentals of Ames and its        on a consolidated
       Subsidiaries on a              basis, in each case for  Applicable                  Quarterly credit earned each
       consolidated basis, in each    the previous four        Margin for      Applicable  quarter to reduce annual
       case for the previous four     fiscal quarters ending   Tranche A       Margin for  fees of the Administrative
       fiscal quarters ending on      on such date, equals     Reference Rate  LIBOR       Agent under Section 4.7
       such date, equals or exceeds   or exceeds               Loans           Loans       hereof

Level 1        0 to 1                     0 to 1                2%              3-3/4%      -0-
Level 2       1.25 to 1                   1.10 to 1             1-3/4%          3-1/2%      -0-
Level 3       1.50 to 1                   1.25 to 1             1-1/2%          3-1/4%      30,000
Level 4       1.75 to 1                   1.50 to 1             1-1/4%          3%          60,000
Level 5       2.00 to 1                   1.75 to 1             1%              2-3/4%      60,000




			         EXHIBIT A
		TO FOURTH AMENDMENT AND WAIVER AGREEMENT


                Distribution of Amendment Fee to Lenders


                                                               Approximate %
Lender                                Amount of Fee    of Revolving Commitments
--------                              -------------    ------------------------


BankAmerica Business Credit, Inc.         $125,012.50            25%

General Electric Capital Corporation      $ 83,358.34          16.67%

Congress Financial Corporation            $125,012.50            25%

Sanwa Business Credit Corporation         $ 50,005.00            10%

Transamerica Business Credit Corporation  $ 41,654.16           8.33%

Chemical Bank                             $ 41,654.16           8.33%

LaSalle Business Credit, Inc.             $ 16,651.67           3.33%

Fleet National Bank of Connecticut        $ 16,651.67           3.33%

                                          -----------

        TOTAL                             $500,000.00


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